Exhibit 99.1
 NEWS BULLETIN
RE: NOBLE ROMAN'S, INC.
1 Virginia Avenue, Suite 300
Indianapolis, IN  46204
FOR ADDITIONAL INFORMATION, CONTACT:
For Media Information: Scott Mobley, President & CEO  317/634-3377
For Investor Relations: Paul Mobley, Executive Chairman  317/634-3377
or Brett Maas, Hayden IR, 646/536-7331or brett@haydenir.com

Noble Roman’s Announces Change in Management Structure;
Continues Current Strategy Unaltered

(Indianapolis, Indiana) – November 20, 2014 -- Noble Roman's, Inc. (OTC/BB: NROM), the Indianapolis based franchisor and licensor of Noble Roman’s Pizza and Tuscano’s Italian Style Subs, today announced that Paul Mobley will assume the newly created title of Executive Chairman and retain Chief Financial Officer responsibilities, while Scott Mobley will assume the title of Chief Executive Officer in place of his role as Chief Operating Officer.  The company does not anticipate any alterations in current strategy at this time as a result of this change.

Said Scott Mobley, “We are blessed as a company to have a tenured stable of industry professionals in key roles as officers and department heads.  The 8 individuals occupying officer positions or heads of departments have a combined total of over 140 years of experience with Noble Roman’s, and many additional years of industry experience beyond that.  Everyone who knows my father, Paul, knows that he works countless hours on behalf of our stakeholders.  This change in structure will allow us to still leverage his vast experience, knowledge and capabilities while spreading more of the daily administrative and executive responsibilities to myself and others.  We have joked that perhaps he will now work only six days a week rather than seven!”

As Executive Chairman, Paul Mobley will continue to be involved as before in the strategic direction and operation of the company, and will continue to serve in the capacity of Chief Financial Officer.  According to Scott Mobley, many of the actual duties and responsibilities of daily executive administration have already been in the process of transfer.  Says Scott Mobley, “We are making no changes in our corporate strategy or growth plans.  In fact, it is because we are confident in our current strategy and trajectory that we are making this structural change now, the substance of which has actually been in progress for some weeks.”

As previously announced and discussed, the company continues to focus on growth in its three primary venues, which are non-traditional franchises/licenses other than grocery stores, the sale of take-n-bake pizzas through grocery deli departments and stand-alone take-n-bake franchised locations.  The company anticipates continued growth in all three venues for the remainder of 2014 and 2015 while maintaining stable operating costs, similar to the company’s history for the past several years.

The statements contained in this press release concerning the company's future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the company that are based on the beliefs of the management of the company, as well as assumptions and estimates made by and information currently available to the company's management.  The company's actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environment, including, but not limited to, competitive factors and pricing pressures, non-renewal of franchise agreements, shifts in market demand, the success of new franchise programs with limited operating history including the stand-alone take-n-bake locations, general economic conditions, changes in purchases of or demand for the company's products, licenses or franchises, the success or failure of individual franchisees and licensees, changes in prices or supplies of food ingredients and labor, and dependence on continued involvement of current management.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may differ materially from those described herein as anticipated, believed, estimated, expected or intended.  The company undertakes no obligations to update the information in this press release for subsequent events.
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